UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STEVIA FIRST CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STEVIA FIRST CORP.

To the Stockholders of Stevia First Corp.:

Late last year, we discovered that our technology was useful for production of cannabinoid pharmaceuticals, as described in an 8-K dated October 26, 2015. Since then, we have continued to work to more fully characterize and understand the commercial potential of these compounds, and to explore their utility for treatment of serious neurological and inflammatory conditions, such as inflammatory bowel disease and multiple sclerosis.

Stevia First Corp., a Nevada corporation, will be holding a Special Meeting of Stockholders on July 15, 2016, at 1:00 p.m., Pacific Time, at 400 Continental Boulevard, 6th Floor, El Segundo, California 90245 to consider and vote on a proposal to change the company name to Vitality Biopharma, Inc., as well as additional amendments to our Articles of Incorporation and the 2012 Stock Incentive Plan.

Whether or not you attend the special meeting, it is important that your shares be represented and voted at the meeting. If you are a registered stockholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card, or by voting over the Internet. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.

Sincerely,
/s/ ROBERT BROOKE Robert Brooke Chief Executive Officer

June 20, 2016

STEVIA FIRST CORP.

1901 Avenue of the Stars, 2nd Floor.

Los Angeles, California 90067

(530) 231-7800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 15, 2016

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Stevia First Corp. (the "Company," "Stevia First," "we" or "our") will be held on July 15, 2016 at 1:00 p.m., Pacific Time, at 400 Continental Boulevard, 6th Floor, El Segundo, California 90245, for the following purposes, which are further described in the accompanying proxy statement:

(1)	To amend the Company’s Articles of Incorporation, whereby a) the name of the Company would change to Vitality Biopharma, Inc. (“Vitality”), b) the Company would exchange one (1) share of the Company’s Common Stock (“Common Stock”) for each 10 shares of Common Stock currently outstanding or exercisable under any outstanding warrants or option agreements (the “Reverse Split”) and c) the number of shares of authorized common stock would be increased from 525,000,000 to 1,000,000,000; and

(2)	To amend the Company’s 2012 Stock Incentive Plan (the “Plan”) by increasing the number of the Company’s common shares available for issuance under the Plan from 1,800,000 (after adjusting for the Reverse Split) to 3,600,000 (the “Incentive Plan Increase”) and adding an evergreen provision which, on January 1 of each year, increases the number of the Company’s common shares available for issuance under the Plan by a number equal to 10% of the number of common shares previously available for issuance under the Plan (the “Evergreen Provision”).

Only stockholders of record at the close of business on June 22, 2016 are entitled to receive notice of and to vote at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that your shares be represented.

By order of the Board of Directors,

/s/ ROBERT BROOKE
Robert Brooke Chief Executive Officer

Los Angeles, California
June 20, 2016

STEVIA FIRST CORP.

1901 Avenue of the Stars, 2nd Floor.

Los Angeles, California 90067

(530) 231-7800

PROXY STATEMENT

GENERAL INFORMATION

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting of Stockholders (the “Special Meeting”) of Stevia First Corp., a Nevada corporation (the "Company," "Stevia First," "we" or " our"), which we will hold on July 15, 2016 at 1:00 p.m., Pacific Time, at 400 Continental Boulevard, 6th Floor, El Segundo, California 90245.

The record date for the Special Meeting is June 22, 2016. All holders of record of our common stock on the record date are entitled to notice of and to vote at the Special Meeting and any meetings held upon any adjournment or postponement thereof. On the record date, there were [105,617,074] shares of the Company’s common stock outstanding and entitled to vote. As a stockholder, you are entitled to one vote for each share of common stock you held on the record date, including shares held for you in an account with a broker, bank or other nominee and those held directly in your name as the stockholder of record.

If you are a registered stockholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card, or by voting over the Internet. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.

Unless you instruct otherwise in the proxy, any proxy that is not revoked will be voted at the Special Meeting in accordance with the recommendations of our Board of Directors:

•	FOR the amendment to our Articles of Incorporation; and
•	FOR the amendment to the Stevia First Corp. 2012 Stock Incentive Plan;

Voting Information

Under our Bylaws, the presence, in person or by a proxy, of two stockholders will constitute a quorum for purposes of the Special Meeting. Abstentions, broker non-votes, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present at the Special Meeting for purposes of obtaining a quorum.

Under Nevada law, when a quorum is present at any meeting, directors are elected by a plurality of the votes cast by the stockholders entitled to vote in the election of directors. Under Nevada law, action on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. For purposes of all of the proposals brought at the Special Meeting, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes are not deemed to be votes cast on a proposal. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. Proposal No. 2 (amendment of articles of incorporation), and Proposal No. 2 (amendment to our 2012 Stock Incentive Plan) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Special Meeting is postponed or adjourned, a stockholder's proxy may remain valid and may be voted at the postponed or adjourned meeting. A stockholder will still be able to revoke the stockholder's proxy until it is voted. As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented at the Special Meeting.

Proxies properly executed and received by us prior to the special Meeting and not revoked will be voted as directed therein on all matters presented at the Special Meeting. In the absence of specific direction from a stockholder, proxies will be voted as recommended by our Board of Directors.

Proxy Solicitation Costs

We will pay for the cost of preparing, assembling, printing and mailing these proxy materials to our stockholders, as well as the cost of soliciting proxies relating to the Special Meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and regular employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

Voting of Proxies

You may vote by attending the Special Meeting and voting in person or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the internet, by fax or through the mail. To vote via the internet; 1. visit www.islandstocktransfer.com; 2. click on “Vote Your Proxy”; and 3. enter your Control Number. You can also vote by fax at 1-727-289-0069 or by emailing akotlova@islandstocktransfer.com. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and mail your completed proxy card to the following address: Stevia First Corp., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida, 33760. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Even if you plan to attend the Special Meeting, we encourage you to submit your proxy to vote your shares in advance of the Special Meeting.

If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Special Meeting, your vote in person at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Please contact your broker, bank or other nominee for specific information on how to obtain a legal proxy in order to vote your shares at the meeting.

All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. The internet and telephone voting facilities will close at 5:00 p.m., Eastern Time, on July 14, 2016, the day before the Special Meeting. If no direction is indicated on a proxy, your shares will be voted by the proxy holders named in the enclosed proxy according to the recommendation of our Board of Directors.

If you are the record holder of your stock, you can revoke your proxy at any time before the Special Meeting by sending to the Company’s Secretary a written revocation or a proxy bearing a later date. You may also revoke your proxy by attending the Special Meeting in person and casting a ballot. If you hold your shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee as to how to vote your shares, you must obtain a legal proxy and bring it to the meeting in order to change your vote at the Special Meeting. Please contact your broker, bank or other nominee for specific information on how to revoke your proxy.

Delivery of Proxy Materials to Households

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Stevia First Corp., c/o Corporate Secretary, 1901 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067, or call Investor Relations at (530) 231-7800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

PROPOSAL NO. 1

APPROVAL OF THE AMENDMENT OF STEVIA FIRST CORP.’S ARTICLES OF INCORPORATION

On May 4, 2016, our Board of Directors adopted a resolution to amend the Company’s Articles of Incorporation, whereby a) the name of the Company would change to Vitality Biopharma, Inc. (“Vitality”), b) the Company would exchange one (1) share of the Company’s Common Stock (“Common Stock”) for each 10 shares of Common Stock currently outstanding or exercisable under any outstanding warrants or option agreements and c) the number of shares of authorized common stock would be increased from 525,000,000 to 1,000,000,000. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The effective date of the reverse stock split will be July 18, 2016.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Name Change

The Company has recently expanded its activities beyond the stevia industry, and will focus on pharmaceutical development. The Board of Directors believes it is in the best interests of the Company to change the company name to Vitality Biopharma, Inc., in order to better reflect its new direction.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The market price of our Common Stock is based primarily on our performance and other factors, most of which are unrelated to the number of shares outstanding. However, the Board of Directors believe that, among other reasons, the number of outstanding shares and the stock price per share of our Common Stock have made it difficult to attract new investors and potential business candidates.  As a result, the Board of Directors has proposed the Reverse Stock Split as one method to help attract new investors and business opportunities to the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $0.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $0.01 per share, he will own 2,000 shares at $0.05 after the split. In either case, his stock will be worth $100. There is no assurance that that Company's stock will rise in price after a reverse split or that additional investment or business opportunities will emerge as a result.

The effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in similar circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 105,617,074 shares of Common Stock as of June 22, 2016 to approximately 10,561,708 shares (depending on the number of fractional shares that are issued or cancelled). The Reverse Stock Split will affect the shares of common stock outstanding. Currently, the Company has no Preferred Shares authorized. The number of authorized shares of Common Stock will not be affected.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 10). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

The Board of Directors recommends a vote FOR the amendment to the Articles of Incorporation.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE STEVIA FIRST CORP. 2012 STOCK INCENTIVE PLAN

Background

The Board of Directors approved an amendment to the 2012 Stock Incentive Plan to increase the maximum number of shares of common stock that may be issued under the Plan from 1,800,000 to 3,600,000 (the “Incentive Plan Increase”) and adding an evergreen provision which, on January 1 of each year, increases the number of the Company’s common shares available for issuance under the Plan by a number equal to 10% of the number of common shares previously available for issuance under the Plan (the “Evergreen Provision”).

The increase in the number of shares is being effected so that we can continue to use the Plan to attract and encourage the continued employment and service of, and maximum efforts by, officers, employees and other individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success. We believe that in our heavily human-capital intensive business, option grants are an important factor in hiring and retaining talented personnel. The Board of Directors believe that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program. We believe that the amendment to the Plan will assist us in achieving our performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the Plan.

The Board of Directors and the Compensation Committee believe that additional shares must be made available as our inability to offer equity compensation to our existing and new employees would seriously impact our ability to hire and retain employees. The Compensation Committee uses equity compensation in the form of option grants as a significant form of long term compensation, and the Compensation Committee views this form as critical to achieving its compensation objectives for executives and the broader employee population.

The Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

A general description of the amended Plan is set forth below. This description is qualified in its entirety by the terms of the amended Plan.

Summary of the 2012 Stock Incentive Plan

Share Reserve. The number of shares of Company common stock initially reserved for issuance under the Plan is 18,000,000 shares, 10,118,948 of which have been awarded as of May 4, 2016. The number of shares of Company common stock reserved for issuance under the Plan will be 3,600,000 after the reverse stock split is effective. The number of shares available under the Plan will be subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.

Any shares covered by an award which is forfeited, is canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Plan. Shares that have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future grant under the Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. To the extent not prohibited by the listing requirements of any established stock exchange or national market system on which the shares are traded or applicable law, shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall be returned to the Plan and shall become available for future issuance under the Plan, unless otherwise determined by the Administrator.

Administration. The Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Plan administrator (the "Administrator"), defined as the Board of Directors or one or more committees designated by the Board of Directors. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of Internal Revenue Code of 1986, as amended (the “Code”).

Terms and Conditions of Awards. The Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as "awards"). Stock options granted under the Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may only be granted to our employees. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities, including such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the Plan shall be designated in an award agreement.

Each award granted under the Plan shall be designated in an award agreement. Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the Plan. Under the Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. However, the Plan permits the designation of beneficiaries by holders of incentive stock options. Other awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the participant, to the extent and in the manner authorized by the Administrator.

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan (subject to the limitations described above), to construe and interpret the terms of the Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The term of any award granted under the Plan will be stated in the applicable award agreement, provided that the term of an incentive stock option may not exceed 10 years (or 5 years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

Under the Plan, the Administrator may establish one or more programs under the Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Section 162(m) of the Code. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates (or, if earlier, the date after which 25% of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.

The Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue or revenue growth, (iv) operating income, net operating profit or pre-tax profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue, (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and product development, (xviii) company project milestones and (xix) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

Certain Adjustments. Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an award under the Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the participant within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any awards so vested or released from such limitations in connection with a Change in Control shall remain fully exercisable until the expiration or earlier termination of the award. Upon the consummation of a Corporate Transaction, all outstanding awards shall terminate unless assumed by the successor corporation or its parent.

Amendment, Suspension or Termination of the Plan. The Board of Directors may at any time amend, suspend or terminate the Plan. The Plan will terminate on August 5, 2022, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required.

New Plan Benefits

Generally, awards to be granted in the future under the Plan are at the discretion of the Administrator. As such, future awards that may be granted in the discretion of the Administrator are not determinable and it is not possible to determine the benefits or the amounts to be received under the Plan by the Company's officers, employees, consultants or non-employee directors. The following table sets forth the number of outstanding awards that have been granted to our executive officers, other employees and non-employee directors under the Plan. No awards have been granted to any such persons that are contingent upon the amendment of the Plan that is the subject of this proposal.

Stevia First Corp. 2012 Stock Incentive Plan

Name of Individual or Identity of Group and Position	Securities Underlying Stock Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Shares of Restricted Stock	Dollar Value ($)*
Robert Brooke, Chief Executive Officer	400,000	0.21	—	—
All current executive officers, as a group (1 person)	400,000	0.21	—	—
All current and nominated non-employee directors, as a group (2 persons)	1,000,000	$0.16	100,000	$5,300
All associates of any such non-employee directors or executive officers (0 persons)	—	$—	—	$—
All other persons who have received 5% or more of the options or other rights granted under the Plan, as a group (1 person)	1,250,000	$0.35	—	$—
All other employees (including all current officers who are not executive officers) as a group	1,625,000	$0.31	340,000	$18,020

* Based upon a price of $0.053 per share, which is the closing price of our common stock as quoted on the QB tier of the OTC Marketplace on June 17, 2016.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing ( i.e. , within 30 days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units. With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

Tax Effect for the Company. Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

The Board of Directors recommends that you vote "FOR" approval of the amendment to the 2012 Plan.

Board of Directors' Attendance at Special Meeting of Stockholders

Our Corporate Governance Guidelines require that directors attend our special meeting of stockholders, absent a valid reason.

Communications with the Board of Directors

Any stockholder who desires to contact our Board of Directors or any member of our Board of Directors may do so by writing to: Board of Directors, c/o Secretary, Stevia First Corp., 1901 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067. Copies of any such written communications received by the Secretary will be provided to our full Board of Directors or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

Compensation of Directors

We have no formal plan for compensating our directors for service in their capacities as director, although directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

Dr. Dhillon and Dr. Maida served as our non-employee directors during the fiscal year ended March 31, 2016. Dr. Dhillon, the Chairman of our Board of Directors and of several of our board committees, received total cash compensation of $110,000 for such services during our fiscal year ended March 31, 2016.

Director Compensation Table

The following table shows compensation paid to our non-employee directors during the fiscal year ended March 31, 2016:

Name	Fees earned or paid in cash	Stock awards (non-cash)(1)	All other compensation	Total

Dr. Avtar Dhillon (1)	$110,000	$27,867	$-	$137,867

Dr. Anthony Maida (1)	$30,000	$6,967	$-	$36,967

(1)	As of March 31, 2016, the aggregate number of stock and option awards held by each of our non-employee directors was as follows: (i) Dr. Avtar Dhillon held no stock awards and option awards to purchase 900,000 shares of our common stock, and (ii) Dr. Anthony Maida, III, held a stock award of 100,000 shares of our common stock and no option awards and an option award to purchase 100,000 shares of our common stock.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the fiscal years ended March 31, 2016 and March 31, 2015 for (i) our current principal executive and financial officer, and (ii) our next most highly compensated executive officer other than our principal executive officer and principal financial officer serving as an executive officer at the end of our 2016 fiscal year and whose total compensation exceeded $100,000 in our 2016 fiscal year (of which there were none).

Summary Compensation Table

Name	Fiscal Year	Salary ($)	Total ($)

Robert Brooke, Chief Executive Officer (principal executive and financial officer)	2016	150,000	150,000

	2015	150,000	150,000

Employment Agreements

On January 31, 2012, our Board of Directors appointed Robert Brooke as our Chief Executive Officer, Secretary, Treasurer, and director. On January 31, 2012, we entered into an Executive Employment Agreement with Mr. Brooke. Under the agreement, Mr. Brooke received an initial annual base salary of $100,000 and is eligible to participate in the benefits made generally available to similarly-situated executives. His annual base salary increased to $125,000 in March 2013 and to $150,000 in July 2013. The agreement further provides that if Mr. Brooke is terminated other than for cause, death or disability, he is entitled to receive severance payments equal to six months of his base salary. If Mr. Brooke terminates his employment with us with good reason following a change of control, Mr. Brooke is entitled to receive severance payments equal to 12 months of his base salary. Severance payments will be reduced by any remuneration paid to Mr. Brooke because of Mr. Brooke’s employment or self-employment during the applicable severance period. The Executive Employment Agreement had an initial term of two years.

Under the Executive Employment Agreement, termination for “good reason” means a termination by Mr. Brooke following the occurrence of any of the following events without Mr. Brooke’s consent within six months of a change of control: (a) a change in Mr. Brooke’s position that materially reduces his level of responsibility; (b) a material reduction in Mr. Brooke’s base salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; and (c) relocation of Mr. Brooke’s principal place of employment more than 25 miles. The term “change of control” is defined as a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company, a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the outstanding securities of the Company.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2016, 1) Dr. Dhillon held an option to purchase 500,000 shares of common stock, which vested and became exercisable in full on April 1, 2012, and an option to purchase 400,000 shares of common stock, 100,000 of which vested and became fully exercisable on November 21, 2015, and 100, 000 of which will vest on each of May 21, 2016, November 21, 2016 and May 21, 2017; 2) Dr. Maida held an option to purchase 100,000 shares of common stock, 25,000 of which vested and became fully exercisable on November 21, 2015, and 25, 000 of which will vest on each of May 21, 2016, November 21, 2016 and May 21, 2017; and 3) Mr Brooke held an option to purchase 400,000 shares of common stock, 100,000 of which vested and became fully exercisable on November 21, 2015, and 100, 000 of which will vest on each of May 21, 2016, November 21, 2016 and May 21, 2017.

Compensation of Directors

We have no formal plan for compensating our directors for service in their capacities as director, although directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

Dr. Dhillon and Dr. Maida served as our non-employee directors during the fiscal year ended March 31, 2016. Dr. Avtar Dhillon, the Chairman of our Board of Directors and of several of our board committees, received total cash compensation of $110,000 for such services during our fiscal year ended March 31, 2016, and Dr. Maida received $30,000 total cash compensation for his services as a director during our fiscal year ended March 31, 2016.

Securities Authorized for Issuance under Equity Compensation Plans

On February 3, 2012, our Board of Directors approved and adopted the 2012 Plan, and a majority of stockholders of the Company executed a written consent approving and adopting the 2012 Plan. In February 2013 our Board of Directors approved, and on April 11, 2013 at our 2013 annual stockholder meeting our stockholders approved, an amendment to the 2012 Plan to, among other things, increase the number of shares of our common stock available for issuance thereunder in stock incentive awards to employees, directors and consultants~~.~~ from 5,000,000 to 10,000,000. On March 6, 2014, the Compensation Committee of our Board of Directors approved, and on June 9, 2014 at our 2014 annual stockholder meeting our stockholders approved, an amendment to increase the maximum number of shares of common stock that may be issued under the 2012 Plan by 8,000,000, so that the total number of shares reserved for issuance under the 2012 Plan was 18,000,000 shares. On April 20, 2016, the Compensation Committee of our Board of Directors approved, subject to stockholder approval as set forth in Proposal No. 2 herein, an amendment to increase the maximum number of shares of common stock that may be issued under the 2012 Plan by 18,000,000, so that the total number of shares reserved for issuance under the 2012 Plan will be 36,000,000 shares (the “Incentive Plan Increase”) and adding an evergreen provision which, on January 1 of each year, increases the number of the Company’s common shares available for issuance under the Plan by a number equal to 10% of the number of common shares previously available for issuance under the Plan (the “Evergreen Provision”). Such increase will become effective upon the approval thereof by our stockholders.

Except as listed in the table below, as of March 31, 2016, we do not have any equity based plans, including individual compensation arrangements, that have not been approved by our stockholders. The following table provides information as of March 31, 2016 with respect to our equity compensation plans:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,091,667	$0.29	4,789,385
Equity compensation plans not approved by security holders	—	$—	—

Total	9,091,667	$0.29	4,789,385

(1)	As of March 31, 2016, 4,789,385 shares of our common stock remained available for future issuance pursuant to the 2012 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Stevia First Corp., 1907 Avenue of the Stars, 2nd Floor, Los Angeles, California, 90067. Shares of our common stock subject to options, warrants, convertible notes or other rights currently exercisable or exercisable within 60 days after June [25], 2016, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants, convertible notes or other rights, but are not deemed outstanding for computing the beneficial ownership percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Directors and Named Executive Officers:
Dr. Avtar Dhillon (2)	6,050,000	5.7%
Dr. Anthony Maida, III (3)	200,000	*
Robert Brooke (4)	2,972,500	2.8%
Current Directors and Executive Officers as a Group (3 persons)	9,222,500	8.7%

*Less than 1%

(1)	Based on 105,617,074 shares of our common stock issued and outstanding as of June [25], 2016. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Includes an option to purchase 500,000 shares of common stock, which vested and became exercisable in full on April 1, 2012, and an option to purchase 400,000 shares of common stock, 100,000 of which vested and became fully exercisable on November 21, 2015, and 100, 000 of which will vest on each of May 21, 2016, November 21, 2016 and May 21, 2017.

(3)	Includes 100,000 shares of restricted common stock granted to Dr. Maida on July 30, 2012, 33,334 of which vested on January 1, 2013 and 33,333 on each of January 1, 2014 and January 1, 2015, and an option to purchase 100,000 shares of common stock, 25,000 of which vested and became fully exercisable on November 21, 2015, and 25, 000 of which will vest on each of May 21, 2016, November 21, 2016 and May 21, 2017.

(4)	Includes an option to purchase 400,000 shares of common stock, 100,000 of which vested and became fully exercisable on November 21, 2015, and 100, 000 of which will vest on each of May 21, 2016, November 21, 2016 and May 21, 2017.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

On April 23, 2012, we entered into a lease agreement with One World Ranches LLC pursuant to which we lease from One World Ranches LLC certain office and laboratory space located at the address of our principal executive offices. That lease agreement commenced on May 1, 2012 and expires on May 1, 2017, and our rent payments thereunder are $2,300 per month.

Also on April 23, 2012, we entered into a lease agreement with Sutter Buttes LLC pursuant to which we leased from Sutter Buttes LLC approximately 1,000 acres of land in Sutter County, California. That lease agreement commenced on May 1, 2012 and expired on May 1, 2014, and all rent payments thereunder, totaling $250,000, were pre-paid at the commencement of the lease.

One World Ranches LLC and Sutter Buttes LLC are jointly-owned by Dr. Avtar Dhillon, the Chairman of our Board of Directors, and his wife, Diljit Bains. The lease agreements were approved by our Board of Directors while Dr. Avtar Dhillon abstained from voting.

On August 18, 2012, we entered into a lease agreement with Sacramento Valley Real Estate, which is jointly-owned by Dr. Avtar Dhillon, the Chairman of our Board of Directors, and his wife, Diljit Bains, pursuant to which we agreed to lease space located at 33-800 Clark Avenue, Yuba City, California. The month-to-month lease began on August 20, 2012 and our rent payment is $1,000 per month. On August 22, 2012, we paid $1,000 as a refundable security deposit under this lease.

On May 16, 2014, the Company entered into an Asset Purchase Agreement with Percipio to purchase certain assets of Percipio for $50,000. The Company’s Chief Executive Officer, Robert Brooke, owned 20% of Percipio. At March 31, 2016, $11,950 of the purchase price remains unpaid and is included in accounts payable on the accompanying balance sheet.

Except as described above, during the fiscal years ended March 31, 2015 and 2016, and through the filing of this Proxy statement, there have been no transactions, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be presented at the Special Meeting of Stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

By order of the Board of Directors,

/s/ ROBERT BROOKE
Robert Brooke Chief Executive Officer

Los Angeles, California
June 20, 2016

PROXY CARD

FOR THE

SPECIAL MEETING OF THE STOCKHOLDERS OF

STEVIA FIRST CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of record of Stevia First Corp. (the “Company”), hereby revoking any appointment of proxy previously given, and having received the Notice of Meeting and Proxy Statement dated June [24], 2016, does hereby appoint Robert Brooke and Avtar Dhillon, and each of them, as proxies with full power of substitution, to represent and vote all of the shares of common stock of the Company the undersigned is entitled to vote, either on his own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders of the Company to be held at 400 Continental Boulevard, 6th Floor, El Segundo, California 90245, on Friday, July 15, 2016 beginning at 1:00 p.m., local time, or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, AND 2. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1 AND 2.

The proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any postponement or adjournment thereof. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies according to those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

INSTRUCTIONS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE : T

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Special Meeting, we ask that you appoint the proxies to vote your shares for you, whether or not you plan to attend the meeting, by marking this proxy card as indicated below and returning it to us before the Special Meeting. If you vote by Internet or telephone, you do not need to return this proxy card by mail.

PROPOSAL 1

To approve the amendment to the Stevia First Corp. Articles of Incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2

To approve the amendment to the Stevia First Corp. 2012 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

________________________________________________________
(Voter Control Number from the Notice mailed to you)
________________________________________________________
(Print Name of Stockholder and/or Joint Tenant)
________________________________________________________
(Signature of Stockholder)
________________________________________________________
(Second Signature if held jointly)

Dated: ________________________, 2016

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY TO:

Island Stock Transfer

15500 Roosevelt Blvd., Suite 301

Clearwater, FL 33760

OR FAX TO 1-727-289-0069